                                                                    Exhibit 10.1

                   MODIFICATION OF LOAN AND SECURITY AGREEMENT

      This Modification of Loan and Security Agreement (the "Modification") is entered into as of March __, 2003, by and between Critical Path, Inc., a California corporation (the "Borrower") and Silicon Valley Bank, a California-chartered bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other Indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to that certain Loan and Security Agreement dated as of September 30, 2002 (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Fifteen Million Dollars ($15,000,000). Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded to them in the Loan Agreement; provided, that hereinafter all Indebtedness owing by Borrower to Bank under the Loan Agreement shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and herein. Hereinafter, all documents securing repayment of the Indebtedness, together with all other documents evidencing or securing the Indebtedness, shall be referred to as the "Existing Loan Documents."

3. AMENDMENTS TO TERMS OF EXISTING LOAN DOCUMENTS.

      3.1 Interest on Revolving Advances. Section 2.3 of the Loan Agreement is hereby amended to read in full as follows:

      2.3 Interest Rates, Payments.

            (a) Revolving Advances shall accrue interest on the aggregate principal balance thereof from time to time outstanding at a per annum rate equal to the Prime Rate plus one percent (1.00%). After an Event of Default, Obligations shall accrue interest at a rate equal to five percent (5.00%) above the rate effective for such Obligations immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on a 360-day year for the actual number of days elapsed.

            (b) Interest on outstanding Revolving Advances shall be due and payable on the first day of each month. Bank will debit any of Borrower's deposit accounts, including Account Number 3300229151, for principal and interest payments as well as any other amounts Borrower owes Bank when due. These debits are not a set-off. Payments received after 12:00 noon, Pacific Time, are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due on the next Business Day and additional fees and interest shall accrue from the initial due date.

      3.2 Fees. Section 2.4.2 of the Loan Agreement is hereby amended to provide that Borrower shall be obligated to pay a cancellation fee in the amount of Seventy-five Thousand Dollars ($75,000) if Borrower cancels or otherwise terminates the credit facility available under the Agreement within six months of the date of this Modification.

      3.3 Reporting Requirements. Section 6.2 of the Loan Agreement is hereby amended to read in full as follows:

      6.2 Financial Statements, Reports, Certificates.

            (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each calendar month, company-prepared unaudited balance sheets and income statements covering the operations of Borrower and its Subsidiaries during the period, certified by a Responsible Officer and in a form substantially the same as that which is acceptable to the SEC; (ii) as soon as available but no later than 180 days after the last day of Borrower's fiscal year, audited financial statements for Borrower, and its Subsidiaries prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five days after delivery or filing with the SEC (as the case may be), electronically delivered copies of all statements, reports and notices made available to holders of Borrower's securities or to holders of Subordinated Debt, and all Forms 10-K, 10-Q and 8-K filed with the SEC;
      (iv) a prompt report of any material legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (v) within 30 days after the end of each calendar month, a complete schedule of all accounts receivable and accounts payable agings, as well as a deferred revenue schedule; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower or any Subsidiary in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that could reasonably be expected to cause a material adverse change to the value of the Intellectual Property; and
      (vii) budgets, sales projections, operating plans and other financial information as the Bank might reasonably request.

            (b) Within 30 days after the last day of each calendar month, Borrower will deliver to Bank a Borrowing Base Certificate in the form of Exhibit C and a Compliance Certificate in the form of Exhibit D, each signed by a Responsible Officer.

            (c) Borrower will allow Bank to audit the Collateral at Borrower's expense. Such audits shall be conducted one every six months, the first such audit to be conducted by April 20, 2003, unless an Event of Default has occurred and is continuing (in which case the foregoing limitation on frequency will not apply).

      3.4 Deposits. Section 6.6 of the Loan Agreement is hereby amended to read in full as follows:

      6.6 Deposits.

      Borrower will at all times, until all Obligations are paid in full, maintain in accounts with Bank and its Affiliates an amount equal to $10,000,000 of Borrower's Unrestricted Cash. In addition, Borrower will at all times maintain its primary operating and investment accounts with Bank. From time to time upon request of Bank, Borrower shall provide Bank with signed control agreements, in form and substance substantially the same as those already provided by Bank to Borrower, from all holders of investment properties and deposit accounts in which Borrower has an interest.

      3.5 Financial Covenants. Section 6.7 of the Loan Agreement is hereby amended to read in full as follows:

      6.7 Financial Covenants.

            (a) Until all Obligations are paid in full, as of the end of each calendar month Borrower will maintain Unrestricted Cash and cash equivalents (as reflected on Borrower's monthly balance sheet) plus 80% of Borrower's Eligible Accounts equal to not less than 1.75 x outstanding Obligations; provided, that Borrower may not include any Eligible Accounts for purposes of satisfying this covenant until an audit of the Collateral has been completed to the satisfaction of Bank.

            (b) Until all Obligations are paid in full, Borrower shall maintain minimum quarterly EBITDA for each of Borrower's fiscal quarters as follows: (i) <$4,200,000> for the fiscal quarter ending December 31, 2002;
      (ii) <$5,250,000> for the fiscal quarter ending March 31, 2003; (iii)
      <$1,300,000> for the fiscal quarter ending June 30, 2003; (iv) $100,000 for the fiscal quarter ending September 30, 2003; (v) $3,000,000 for the fiscal quarter ending December 31, 2003. In each fiscal quarter thereafter, net income (as defined by GAAP) shall be at least $1.00.

      3.6 Amended Definitions. The following definitions in Section 13 of the Loan Agreement are hereby amended to read in full as follows:

      "PRIME RATE" is the Bank's most recently announced "prime rate" even if that is not the lowest rate at which the Bank makes loans or otherwise extends credit; provided, however, that for purposes of this Agreement the Prime Rate shall never be less than 4.25%.

      "REVOLVING MATURITY DATE" is March 31, 2004.

      3.7 New Definitions. The following definition is hereby added to Section 13 of the Loan Agreement:

      "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all of Borrower's representations and warranties in
      Section 5 and in which Bank has a first priority security interest; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

            (a) Accounts that the account debtor has not paid within 90 days of invoice date;

            (b) All Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

            (c) Credit balances over 90 days from invoice date;

            (d) Accounts for an account debtor (including Affiliates) whose total Accounts to Borrower exceed 35% of all Accounts, for the amounts that exceed that percentage, unless Bank approves such excess Accounts in writing;

            (e) Accounts for which the account debtor does not have its principal place of business in the United States, unless Bank approves of such accounts in writing;

            (f) Accounts for which the account debtor is a federal, state, provincial, territorial or local governmental entity or any department, agency or instrumentality thereof, unless Bank approves of such accounts in writing;

            (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

            (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms by which account debtor's payment may be conditional;

            (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee or agent;

            (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

            (k) Accounts for which Bank reasonably determines collection to be doubtful.

      3.8 New Exhibit C. A new Exhibit C, to read in full as attached hereto as Attachment No. 1, is hereby added to the Loan Agreement.

      3.9 Amended Exhibit C. Exhibit C of the Loan Agreement is hereby renamed Exhibit D and amended to read in full as attached hereto as Attachment No. 2.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in Section 3 hereof.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against its obligations to pay any amounts of the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect, and hereafter the Existing Loan Documents shall include the terms of this Modification as if set forth therein in full. Bank's agreement to modifications to the Existing Loan Documents pursuant to this Modification shall in no way obligate Bank to make any future modifications to the Existing Loan Documents. Nothing in this Modification shall constitute a satisfaction of the Indebtedness or any portion thereof. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

7. CONDITION PRECEDENT TO EFFECTIVENESS. Before this Modification, and Bank's and Borrower's respective rights and obligations hereunder, shall be effective Borrower shall have paid to Bank a commitment fee of $37,500.00, plus all expenses incurred by Bank in connection with its entering into this Modification (including but not limited to all reasonable attorneys' fees and costs).

      IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Modification as of the date first set forth above.

BORROWER:                                   BANK:

CRITICAL PATH, INC.,                        SILICON VALLEY BANK,
A CALIFORNIA CORPORATION                    A CALIFORNIA-CHARTERED BANK

By:                                         By:
   ---------------------------                 -------------------------------
Name:                                       Name:
     -------------------------                   -----------------------------
Title:                                      Title:
      ------------------------                    ----------------------------

                                ATTACHMENT NO. 1

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower:  Critical Path, Inc.

ACCOUNTS RECEIVABLE
1.    Accounts Receivable Book Value as of                        $
                                                                   ----------
2.    Additions (please explain on reverse)                       $
                                                                   ----------
3.    TOTAL ACCOUNTS RECEIVABLE                                   $
                                                                   ----------


ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.    Amounts over 90 days due                        $
                                                       --------
5.    Balance of 50% over 90 day accounts             $
                                                       --------
6.    Credit balances over 90 days                    $
                                                       --------
7.    Concentration Limits                            $
                                                       --------
8.    Foreign Accounts                                $
                                                       --------
9.    Governmental Accounts                           $
                                                       --------
10.   Contra Accounts                                 $
                                                       --------
11.   Promotion or Demo Accounts                      $
                                                       --------
12.   Intercompany/Employee Accounts                  $
                                                       --------
13.   Other (please explain on reverse)               $
                                                       --------
14.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                        $
                                                                   ----------
15.   Eligible Accounts (#3 minus #14)                            $
                                                                   ----------
16.   LIQUIDITY COVENANT VALUE OF ACCOUNTS (80% of #15)           $
                                                                   ----------


The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement dated as of September 30, 2002 (as amended) between the undersigned and Silicon Valley Bank.

COMMENTS:                                               BANK USE ONLY
                                            Received by:
Critical Path, Inc.,                                    -----------------------
a California corporation                                AUTHORIZED SIGNER
                                            Date:
By:                                              ------------------------------
    --------------------------------        Verified:
      Authorized Signer                              --------------------------
                                                        AUTHORIZED SIGNER
                                            Date:
                                                 ------------------------------

                                ATTACHMENT NO. 2

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK
FROM:       CRITICAL PATH, INC.
DATED:      __________________

      The undersigned authorized officer of Critical Path, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement dated as of September 30, 2002 between Borrower and Bank (as amended from time to time, the "Agreement"), (i) Borrower is in complete compliance for the period ending on the date first set forth above with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANTS                            REQUIRED                 COMPLIES
1.  Interim financial statements + CC          Monthly within 30 days   Yes  No
2.  Annual audited financial statements + CC   Within 180 days of FYE   Yes  No
3.  Schedule of A/R + A/P Agings               Monthly within 30 days   Yes  No
4.  Deferred Revenue Schedule                  Monthly within 30 days   Yes  No
5.  Borrowing Base Certificate                 Monthly within 30 days   Yes  No

FINANCIAL COVENANTS                    REQUIRED                 ACTUAL  COMPLIES
1.  Minimum Unrestricted Cash,         1.75 x outstanding       ______  Yes  No
    cash equivalents plus 80% of       Obligations
    Eligible Accounts*

2.  Maximum or Minimum EBITDA      (i) <$4,200,000> for         ______  Yes  No
                                       quarter ending 12/31/02
                                  (ii) <$5,200,000> for         ______  Yes  No
                                       quarter ending 3/31/03
                                 (iii) <$1,300,000> for         ______  Yes  No
                                       quarter ending 6/30/03
                                  (iv) $100,00 for quarter      ______  Yes  No
                                       ending 9/30/03
                                   (v) $3,000,000 for quarter   ______  Yes  No
                                       ending 12/31/03
                                  (vi) For each calendar        ______  Yes  No
                                       quarter thereafter, net
                                       income (per GAAP) of
                                       at least $1.00

--------------------
* Eligible Accounts may not be included until the satisfactory conclusion of a Collateral audit.

DEPOSIT COVENANTS                   REQUIRED                    ACTUAL  COMPLIES
1. Deposits with Bank and its       $10,000,000 of Borrower's   ______  Yes  No
    Affiliates                      Unrestricted Cash

2. All Primary Operating and                                            Yes  No
    Investment Accounts with Bank

Have there been updates to Borrower's intellectual property?            Yes  No

COMMENTS REGARDING EXCEPTIONS:  See Attached.

                                                       BANK USE ONLY
Sincerely,                                 Received by:
                                                       ------------------------
Critical Path, Inc.,                                   AUTHORIZED SIGNER
a California corporation                   Date:
                                                -------------------------------
------------------------------------
Signature                                  Verified:
                                                    ---------------------------
------------------------------------                   AUTHORIZED SIGNER
Title
                                           Date:
------------------------------------            -------------------------------
Date                                       Compliance Status:        Yes     No